Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

    To The Newhall Land and Farming Company:

    We hereby consent to the incorporation by reference in Registration Statement No. 33-53769 on Form S-8 of our report dated June 6, 2001 appearing in this Annual Report on Form 11-K of The Newhall Land and Farming Company Employee Savings Plan for the year ended December 31, 2000.

/s/ Deloitte & Touche LLP
Los Angeles, California
June 22, 2001